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                                                                    EXHIBIT 23.2


VIVENDI UNIVERSAL


REGISTRATION STATEMENT, AMENDMENT NO. 5 ON FORM F-1 TO FORM F-4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants of Vivendi, we consent to the use in this post-effective Amendment No. 5 on Form F-1 to the registration statement on Form F-4, filed by Vivendi Universal, of our report dated March 10, 2000 relating to the consolidated balance sheet of Vivendi and its subsidiaries as of December 31, 1998 and the related consolidated statement of income, change in shareholder's equity and cash flow for the year then ended and to all references to our Firm included in or made part of this registration statement.



                                 Paris, France


                                August 24, 2001


                                                /s/ RSM SALUSTRO REYDEL
                                          --------------------------------------
                                                   RSM Salustro Reydel